Exhibit 3.2
SECOND AMENDED AND RESTATED BYLAWS
OF
TELEFLEX INCORPORATED

Adopted May 2, 2022

ARTICLE I
OFFICES

1.1. Registered Office. The registered office of the Company within the State of Delaware shall be as set forth in the certificate of incorporation from time to time.

1.2. Other Offices. The Company may also have offices and places of business at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Company may require.

ARTICLE II
STOCKHOLDERS

2.1. Meetings.

2.1.1. Place. Meetings of the stockholders shall be held at such places within or without the State of Delaware, or solely by means of remote communication in accordance with the General Law of the State of Delaware, as may from time to time be designated by the Board of Directors and set forth in the notice thereof. The Board of Directors shall determine, in its sole discretion, the appropriate meeting format.

2.1.2. Annual Meeting. An annual meeting of the stockholders for the election of directors and for other business shall be held on such date and at such time as may be fixed by the Board of Directors.

2.1.3. Special Meetings. Special meetings of the stockholders may be called at any time by the Board of Directors. Stockholders shall not be entitled to call a special meeting of the stockholders.

2.1.4. Quorum. The presence, in person or by proxy, of the holders of a majority of the issued and outstanding shares of stock of the Company entitled to vote on a particular matter shall constitute a quorum for the purpose of considering such matter. If, however, such quorum shall not be present or represented at any meeting of stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented, at which time any business may be transacted which might have been transacted at the meeting as originally noticed. If after any such adjournment the Board of Directors shall fix a new record date for the adjourned meeting or if the adjournment is for more than 30 days, a notice of such adjourned meeting shall be given as provided in Section 2.1.6 of these amended and restated bylaws.

2.1.5. Voting Rights. Except as otherwise provided herein, in the restated certificate of incorporation or by law, every stockholder shall have the right at every meeting of stockholders to one vote for every share standing in the name of such stockholder on the books of the Company that is entitled to vote at such meeting. Every stockholder may vote either in person or by proxy.

2.1.6. Notice of Meetings; Waiver.

(a) Written notice of the place, date and hour of the meeting of the stockholders, and, in the case of a special meeting, the purpose or purposes for which such meeting is called, shall be delivered not less than 10 nor more than 60 days prior to the meeting, either personally, by mail or by electronic transmission as permitted by law, by or at the direction of the Board of Directors, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposit in the United States mail, postage prepaid, addressed to the stockholder at his, her or its address as it appears on the stock transfer books of the Company.

(b) No notice of any meeting of stockholders need be given to any stockholder who submits a signed waiver of notice, whether before or after the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in a written waiver of notice. The attendance of any stockholder at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting is not lawfully called or convened.

2.2. Meetings; Notice of Stockholder Business and Nominations.

2.2.1. Annual Meetings of Stockholders.

(a) Nominations of persons for election to the Board of Directors of the Company and the proposal of other business to be considered by the stockholders at an annual meeting of stockholders may be made (i) pursuant to the Company’s notice of meetings (or any supplement thereto) delivered pursuant to Section 2.1.6 of these bylaws, (ii) by or at the direction of the Board of Directors or any committee thereof, (iii) with respect to nominations of persons and the proposal of any business not intended to be included in the Company’s proxy statement for such annual meeting, by any stockholder of the Company who is entitled to vote at the meeting, who complies with the notice and other procedures set forth in clauses (b) and (c) of this Section 2.2.1 and who was a stockholder of record at the time such notice is delivered to the secretary or any assistant secretary of the Company or (iv) with respect to nominations of persons intended to be included in the Company’s proxy statement for such annual meeting, by a Nominator (as defined below) who complies with the notice and other procedures set forth in Section 2.2.2 of these bylaws.

(b) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of paragraph (a) of this Section 2.2.1, (a) the stockholder must have given timely notice thereof in writing and in proper form to the secretary or any assistant secretary of the Company, and (b) any such proposed business must constitute a proper matter for stockholder action under Delaware law. To be timely, a stockholder’s notice must be delivered to the secretary or assistant secretary of the Company at the principal executive offices of the Company not less than 90 days nor more than 120 days prior to the one-year anniversary of the preceding year’s annual meeting of stockholders; provided, however, that if the date of the annual meeting is convened more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (i) the 90th day before such annual meeting or (ii) the 10th day following the day on which public announcement of the date of such meeting is first made by the Company; and provided further, that, for purposes of the application of Rule 14a-4(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (or any successor provision), the date for notice specified in this Section 2.2.1(b) shall be the earlier of the date calculated as hereinbefore provided or the date specified in paragraph (c)(1) of Rule 14a-4. Notwithstanding anything in the preceding sentence to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Company at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by these bylaws shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be received by the secretary or assistant secretary of the Company at the principal executive offices of the Company not later than the close of business on the 10th day following the day on which such public announcement is first made by the Company; provided that, if no such announcement is made at least 10 days before the meeting, then no such notice shall be required.

(c) Such stockholder’s notice shall set forth: (A) as to each person whom the stockholder proposes to nominate for election or reelection as a director (1) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required by the rules and regulations of the Exchange Act, in each case pursuant to and in accordance with Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, (2) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected, (3) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant (a “Third-Party Monetary Arrangement”) and (4) a description of any agreement, arrangement or understanding with, or any commitment or assurance to, any person or entity as to how the proposed nominee, if elected as a director of the Company, will act or vote on any issue or question to be decided by the Board of Directors or that otherwise relates to the Company or such person’s service on the Board of Directors (a “Voting Commitment”); (B) as

to any business that the stockholder proposes to bring before the meeting (1) a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the bylaws of the Company, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made, and (2) a description of all agreements, arrangements and understandings between such stockholder and beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such stockholder; and (C) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (1) the name and address of such stockholder, as they appear on the Company’s stock transfer books, and of such beneficial owner, if any, (2) the class, series and number of shares of capital stock of the Company which are, directly or indirectly, owned beneficially and of record by such stockholder and such beneficial owner, if any, (3) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, (4) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends to (i) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to approve or adopt the proposal or elect the nominee or nominees proposed to be nominated by such stockholder, and/or (ii) otherwise to solicit proxies from stockholders in support of such proposal or nomination, (5) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Company or with a value derived in whole or in part from the value of any class or series of shares of the Company, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Company or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by such stockholder or beneficial owner, if any, and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Company, (6) any proxy, contract, arrangement, understanding, or relationship pursuant to which either of the stockholder or beneficial owner has a right to vote any shares of any security of the Company, (7) any short interest in any security of the Company (for purposes of this Section 2.2.1(c), a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (8) any rights to dividends on the shares of the Company owned beneficially by such stockholder and such beneficial owner, if any that are separated or separable from the underlying shares of the Company, (9) any proportionate interest in shares of the Company or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which the stockholder or beneficial owner is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, (10) any performance-related fees (other than an asset-based fee) that such stockholder and beneficial owner is entitled to based on any increase or decrease in the value of shares of the Company or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of each such stockholder’s or beneficial owner’s immediate family sharing the same household, and (11) any other information relating to such stockholder or the beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of directors in an election contest pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.

A stockholder providing notice of a proposed nomination for election to the Board of Directors or other business proposed to be brought before a meeting pursuant to this Section 2.2.1 or Section 2.2.2, as applicable, shall update and supplement such notice from time to time to the extent necessary so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting and as of the date that is 15 days prior to the meeting or any adjournment or postponement thereof; such update and supplement shall be delivered in writing to the secretary or assistant secretary at the principal executive offices of the Company not later than 5 days after the record date for the meeting (in the case of any update and supplement required to be made as of the record date), and not later than 10 days prior to the date for the meeting or any adjournment or postponement thereof (in the case of any update and supplement required to be made as of 15 days prior to the meeting or any adjournment or postponement thereof). The Company may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Company or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee.

2.2.2. Proxy Access for Director Nominations

(a) Whenever the Board of Directors solicits proxies with respect to the election of directors at an annual meeting, in addition to any persons nominated for election to the Board of Directors by or at the direction of the Board of Directors, subject to the provisions of this Section 2.2.2, the Company shall:

(i) include in its notice of meeting and proxy materials, as applicable, for any annual meeting of stockholders (1) the name of any person nominated for election (the “Stockholder Nominee”) by a stockholder as of the date that the Notice of Proxy Access Nomination (as defined below) is received by the secretary or any assistant secretary of the Company at the principal executive offices of the Company in accordance with this Section 2.2.2 who is entitled to vote for the election of directors at the annual meeting and who satisfies the notice, ownership and other requirements of this Section 2.2.2 (such stockholder, together with the beneficial owner of such shares, a “Nominator”) or by a group of no more than 20 such stockholders (such stockholders, together with the beneficial owners of such shares, a “Nominator Group”) that, collectively as a Nominator Group, satisfies the notice, ownership and other requirements of this Section 2.2.2 applicable to a Nominator Group; provided that, in the case of a Nominator Group, each member thereof (each, a “Group Member”) shall have satisfied the notice, ownership and other requirements of this Section 2.2.2 applicable to Group Members, and (2) if the Nominator or the Nominator Group, as applicable, so elects, the Nomination Statement (as defined below) furnished by such Nominator or Nominator Group; and

(ii) include such Stockholder Nominee’s name on any ballot distributed at such annual meeting and on the Company’s proxy card (or any other format through which the

Company permits proxies to be submitted) distributed in connection with such annual meeting. Nothing in this Section 2.2.2 shall limit the Company’s ability to solicit against, and include in its proxy materials its own statements relating to, any Stockholder Nominee, Nominator or Nominator Group, or to include such Stockholder Nominee as a nominee of the Board of Directors.

(b) At each annual meeting, a Nominator or Nominator Group may nominate one or more Stockholder Nominees for election at such meeting pursuant to this Section 2.2.2; provided that the maximum number of Stockholder Nominees nominated by all Nominators and Nominator Groups to appear in the Company’s proxy materials (including Stockholder Nominees that were submitted by a Nominator or Nominator Group for inclusion in the Company’s proxy materials pursuant to this Section 2.2.2 but either are subsequently withdrawn, disregarded, declared invalid or ineligible pursuant to this Section 2.2.2) shall not exceed the greater of two directors or 20% of the total number of directors in office as of the Final Proxy Access Deadline (as defined below), or if such number is not a whole number, the closest whole number below 20% (the “Maximum Number”).

The Maximum Number shall be reduced, but not below zero, by the sum of:

(x) the number of persons that the Board of Directors decides to nominate pursuant to an agreement, arrangement or other understanding with one or more stockholders or beneficial owners, as the case may be, in lieu of such person being formally nominated as a director pursuant to this Section 2.2.2 or Section 2.2.1(a)(iii);

(y) the number of persons that the Board decides to nominate for re-election who were previously elected to the Board based on a nomination made pursuant to this Section 2.2.2 or pursuant to an agreement, arrangement or other understanding with one or more stockholders or beneficial owners, as the case may be, in lieu of such person being formally nominated as a director pursuant to this Section 2.2.2, in each case, at one of the previous two annual meetings; and

(z) the number of persons that the Board decides to nominate for re-election who were previously elected to the Board based on a nomination made pursuant to Section 2.2.1(a)(iii) or pursuant to an agreement, arrangement or other understanding with one or more stockholders or beneficial owners, as the case may be, in lieu of such person being formally nominated as a director pursuant to Section 2.2.1(a)(iii), in each case, at the previous year’s annual meeting;

If one or more vacancies for any reason occurs on the Board of Directors at any time after the Final Proxy Access Deadline but before the date of the applicable annual meeting and the Board of Directors determines to reduce the size of the Board of Directors in connection therewith, the Maximum Number shall be calculated based on the number of directors in office as so reduced.

Any Nominator or Nominator Group submitting more than one Stockholder Nominee for inclusion in the Company’s proxy materials pursuant to this Section 2.2.2 shall rank in its Notice of Proxy Access Nomination such Stockholder Nominees based on the order that the Nominator or Nominator Group desires such Stockholder Nominees to be selected for inclusion in the Company’s proxy materials in the event that the total number of Stockholder Nominees submitted by Nominators or Nominator Groups pursuant to this Section 2.2.2 exceeds the Maximum Number. In the event that the number of Stockholder Nominees submitted by Nominators or Nominator Groups pursuant to this Section 2.2.2 exceeds the Maximum Number, the highest ranking Stockholder Nominee who meets the requirements of this Section 2.2.2 from each Nominator and Nominator Group will be selected for inclusion in the Company’s proxy materials until the Maximum Number is reached, beginning with the Nominator or Nominator Group with the largest number of shares disclosed as owned (as defined below) in its respective Notice of Proxy Access Nomination submitted to the Company and proceeding through each Nominator or Nominator Group in descending order of ownership. If the Maximum Number is not reached after the highest ranking Stockholder Nominee who meets the requirements of this Section 2.2.2 from each Nominator and Nominator Group has been selected, this process will continue as many times as necessary, following the same order each time, until the Maximum Number is reached.

If, after the Final Proxy Access Deadline, whether before or after the mailing of the Company’s definitive proxy statement, (i) a Stockholder Nominee who satisfies the requirements of this Section 2.2.2 becomes ineligible for inclusion in the Company’s proxy materials pursuant to this Section 2.2.2, becomes unwilling to serve on the Board of Directors, dies, becomes disabled or is otherwise disqualified from being nominated for election or serving as a director of the Company or (ii) a Nominator or Nominator Group withdraws its nomination or becomes ineligible, then the Board of Directors or the chairman of the meeting shall declare each nomination by such Nominator or Nominator Group to be invalid, and each such nomination shall be disregarded, no replacement nominee or nominees shall be included in the Company’s proxy materials or otherwise submitted for election as a director in substitution thereof and the Company (1) may omit from its proxy materials information concerning such Stockholder Nominee and (2) may otherwise communicate to its stockholders, including without limitation by amending or supplementing its proxy materials, that the Stockholder Nominee will not be eligible for election at the annual meeting and will not be included as a Stockholder Nominee in the proxy materials.

(c) To nominate a Stockholder Nominee, the Nominator or Nominator Group shall submit to the secretary or any assistant secretary of the Company the information required by this Section 2.2.2 on a timely basis. To be timely, the Notice of Proxy Access Nomination must be addressed to and received by the secretary or any assistant secretary of the Company not less than 120 days nor more than 150 days prior to the first anniversary of the date on which the Company’s definitive proxy statement was released to stockholders in connection with the prior year’s annual meeting; provided, however, that if the annual meeting is convened more than 30 days prior to or delayed by more than 60 days after the first anniversary of the date of the preceding year’s annual meeting, the information must be so received not earlier than 120 days prior to such annual meeting and not later than the close of business on the later of (x) the 90th day prior to such annual meeting or (y) the 10th day following the day on which a public announcement of the date of the annual meeting is first made (the last day on which a Notice of Proxy Access Nomination may be delivered pursuant to and in accordance with this Section 2.2.2, the “Final Proxy Access Deadline”); provided further that in no event shall any adjournment or postponement of an annual meeting, or the public announcement thereof, commence a new time period or extend any time period for the receipt of the information required by this Section 2.2.2. The written notice required by this Section 2.2.2 (the “Notice of Proxy Access Nomination”) shall include:

(i) a written notice of the nomination by such Nominator or Nominator Group expressly requesting to have its Stockholder Nominee included in the Company’s proxy materials pursuant to this Section 2.2.2 that includes, with respect to the Stockholder Nominee and the Nominator (including any beneficial owner on whose behalf the nomination is made) or, in the case of a Nominator Group, with respect to each Group Member (including any beneficial owner on whose behalf the nomination is made) all of the representations, agreements and other information required in a stockholder notice submitted under Section 2.2.1(a)(iii) of these bylaws;

(ii) if the Nominator or Nominator Group so elects, a written statement of the Nominator or Nominator Group for inclusion in the Company’s proxy statement in support of the election of the Stockholder Nominee(s) to the Board of Directors, which statement shall be limited to and not exceed 500 words with respect to each Stockholder Nominee (the “Nomination Statement”) and shall not include any images, charts, pictures, graphic presentations or similar items;

(iii) in the case of a nomination by a Nominator Group, the designation by all Group Members of one specified Group Member (or a qualified representative thereof) that is authorized to act on behalf of all Group Members with respect to the nomination and matters related thereto, including withdrawal of the nomination;

(iv) a representation by the Stockholder Nominee and the Nominator or Nominator Group (including each Group Member) and any beneficial owner on whose behalf the nomination is made that each such person has provided and will provide facts, statements and other information in all communications with the Company and its stockholders and beneficial owners, including without limitation the Notice of Proxy Access Nomination and the Nomination Statement, that are and will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made in light of the circumstances under which they were made, not misleading;

(v) a statement of the Nominator or Nominator Group (including each Group Member) and any beneficial owner on whose behalf the nomination is made, setting forth and certifying the number of shares such Nominator or Nominator Group is deemed to own (as determined in accordance with sub-paragraph (d) of this Section 2.2.2) continuously for at least three years as of the date of the Notice of Proxy Access Nomination and one or more written statements from the stockholder of the Required Shares (as defined below), and from each intermediary through which such shares are or have been held during the requisite three-year holding period, verifying that, as of a date within seven days prior to the date that the Notice of Proxy Access Nomination is received by the secretary or any assistant secretary of the Company, the Nominator or the Nominator Group, as the case may be, owns, and has owned continuously for the preceding three years, the Required Shares, and the Nominator’s or, in the case of a

Nominator Group, each Group Member’s agreement to provide (1) within seven days after the record date for the applicable annual meeting, written statements from the stockholder and intermediaries verifying the Nominator’s or the Nominator Group’s, as the case may be, continuous ownership of the Required Shares through the record date; provided that if and to the extent that a stockholder is acting on behalf of one or more beneficial owners, such written statements shall also be submitted by any such beneficial owner or owners, and (2) immediate notice if the Nominator or the Nominator Group, as the case may be, ceases to own the Required Shares prior to the date of the applicable annual meeting;

(vi) a copy of any Schedule 14N that has been filed with the Securities and Exchange Commission as required by Rule 14a-18 under the Exchange Act;

(vii) a representation by the Nominator (including any beneficial owner on whose behalf the nomination is made), or, in the case of a Nominator Group, each Group Member (including any beneficial owner on whose behalf the nomination is made) that:

(1) to the best of the Nominator or Nominator Group’s knowledge, the Required Shares were acquired in the ordinary course of business and not with intent to change or influence control of the Company, and each such person does not presently have such intent;

(2) each such person will maintain ownership (as defined in this Section 2.2.2) of the Required Shares through the date of the applicable annual meeting along with a further statement as to whether or not such person has the intention to hold the Required Shares for at least one year thereafter (which statement the Nominator or Nominator Group shall include in its Nomination Statement, it being understood that the inclusion of such statement shall not count towards the Nomination Statement’s 500-word limit);

(3) each such person has not nominated, and will not nominate, for election to the Board of Directors at the applicable annual meeting any person other than its Stockholder Nominee(s) pursuant to this Section 2.2.2;

(4) each such person has not distributed, and will not distribute, to any stockholders or beneficial owners any form of proxy for the applicable annual meeting other than the form distributed by the Company;

(5) each such person has not engaged in, and will not directly or indirectly engage in, and has not been and will not be a participant (as defined in Schedule 14A of the Exchange Act) in, a “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the applicable annual meeting other than with respect to such Nominator or Nominator Group’s Stockholder Nominee(s) or a nominee of the Board of Directors; and

(6) each such person consents to the public disclosure of the information provided pursuant to this Section 2.2.2;

(viii) an executed agreement, in a form deemed satisfactory by the Board of Directors or any committee thereof, pursuant to which the Nominator (including any beneficial owner on whose behalf the nomination is made) or, in the case of a Nominator Group, each Group Member (including any beneficial owner on whose behalf the nomination is made) agrees to:

(1) comply with all applicable laws, rules and regulations arising out of or relating to the nomination of each Stockholder Nominee pursuant to this Section 2.2.2;

(2) assume all liability stemming from any legal or regulatory violation arising out of the communications and information provided by such person(s) to the Company and its stockholders and beneficial owners, including without limitation the Notice of Proxy Access Nomination and Nomination Statement;

(3) indemnify and hold harmless the Company and each of its directors, officers, employees, agents and affiliates individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Company or any of its directors, officers, employees, agents and affiliates arising out of or relating to any nomination submitted by such person(s) pursuant to this Section 2.2.2;

(4) file with the Securities and Exchange Commission any solicitation by or on behalf of the Nominator or Nominator Group (including each Group Member) and any beneficial owner on whose behalf the nomination is made relating to the meeting at which the Stockholder Nominee will be nominated, regardless of whether any such filing is required under Regulation 14A of the Exchange Act or whether any exemption from filing is available for such solicitation under Regulation 14A of the Exchange Act;

(5) furnish to the Company all notifications and updated information required by this Section 2.2.2, including, without limitation, the information required by sub-paragraph (e) of this Section 2.2.2; and

(6) upon request, provide to the Company within five business days after such request, but in any event prior to the day of the annual meeting, such additional information as reasonably requested by the Company; and

(ix) a letter of resignation signed by each Stockholder Nominee, which letter shall specify that such Stockholder Nominee’s resignation is irrevocable and that it shall become effective upon a determination by the Board of Directors or any committee thereof that (1) any of the information provided to the Company by the Nominator, the Nominator Group, any Group Member (including, in each case, any beneficial owner on whose behalf the nomination is made) or the Stockholder Nominee in respect of the nomination of such Stockholder Nominee pursuant to this Section 2.2.2 is or was untrue in any material respect (or omitted to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading) or (2) the Stockholder Nominee, the Nominator, the Nominator Group or any

Group Member (including, in each case, any beneficial owner on whose behalf the nomination is made) or any affiliate thereof shall have breached any of its representations, obligations or agreements under this Section 2.2.2.

(d) Ownership Requirements.

(i) To nominate a Stockholder Nominee pursuant to this Section 2.2.2, the Nominator or Nominator Group shall have owned shares representing 3% or more of the voting power entitled to vote generally in the election of directors (the “Required Shares”) continuously for at least three years as of both the date the Notice of Proxy Access Nomination is submitted to the Company and the record date for determining stockholders eligible to vote at the applicable annual meeting and must continue to own the Required Shares at all times between and including the date the Notice of Proxy Access Nomination is submitted to the Company and the date of the applicable annual meeting; provided that if and to the extent a stockholder is acting on behalf of one or more beneficial owners (i) only the shares owned by such beneficial owner or owners, and not any other shares owned by any such stockholder, shall be counted for purposes of satisfying the foregoing ownership requirement and (ii) the aggregate number of stockholders and all such beneficial owners whose share ownership is counted for the purposes of satisfying the foregoing ownership requirement shall not exceed 20. For the purposes of determining whether the Nominator or Nominator Group owned the Required Shares for the requisite three-year period, the aggregate number of shares entitled to vote generally in the election of directors shall be determined by reference to the Company’s periodic filings with the Securities and Exchange Commission during the ownership period. Two or more funds that are (i) under common management and investment control, (ii) under common management and funded primarily by the same employer or (iii) considered a “group of investment companies,” as such term is defined in the Investment Company Act of 1940, as amended, shall be treated as one stockholder or beneficial owner, as the case may be, for the purpose of satisfying the foregoing ownership requirements; provided that each fund otherwise meets the requirements set forth in this Section 2.2.2; and provided further that any such funds for which shares are aggregated for the purpose of satisfying the foregoing ownership requirements provide documentation reasonably satisfactory to the Company that demonstrates that the funds satisfy the criteria for being treated as one stockholder within seven days after the Notice of Proxy Access Nomination is delivered to the Company. No shares may be attributed to more than one Nominator or Nominator Group, and no stockholder or beneficial owner may be a member of more than one Nominator Group (other than a stockholder directed to act by more than one beneficial owner) for the purposes of this Section 2.2.2.

(ii) For purposes of this Section 2.2.2, “ownership” shall be deemed to consist of and include only the outstanding shares as to which a person possesses both (i) the full voting and investment rights pertaining to such shares and (ii) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided that the ownership of shares calculated in accordance with clauses (i) and (ii) shall not include any shares (1) that a person or any of its affiliates has sold in any transaction that has not been settled or closed, including any short sale, (2) that a person or any of its affiliates has borrowed for any purpose or purchased pursuant to an agreement to resell or (3) that are subject to any Derivative Instrument or similar agreement entered into by a person or any of its affiliates, whether any such security, instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares, in any case in which such security, instrument or agreement has, or is intended to have, or if exercised by either party would have, the purpose or effect of (x) reducing in any manner, to any extent or at any time in the future, the person’s or such person’s affiliates’ full right to vote or direct the voting of any such shares, and/or (y) hedging, offsetting or altering to any degree any gain or loss arising from the full economic ownership of such person’s or such person’s affiliates’ shares. “Ownership” shall include shares held in the name of a nominee or other intermediary so long as the person claiming ownership of such shares retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. A person’s ownership of shares shall be deemed to continue during any period in which the person has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement that is revocable at any time by the person. A person’s ownership of shares shall be deemed to continue during any period in which the person has loaned such shares provided that the person has the power to recall such loaned shares on five business days’ notice, will vote such shares at the annual meeting and will hold such shares through the date of the annual meeting. For the purposes of this Section 2.2.2, the terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. For the purposes of this Section 2.2.2, the term “affiliate” or “affiliates” shall have the meaning ascribed thereto under the rules and regulations of the Exchange Act.

(e) For the avoidance of doubt, with respect to any nomination submitted by a Nominator Group pursuant to this Section 2.2.2, the information required by sub-paragraph (c) of this Section 2.2.2 to be included in the Notice of Proxy Access Nomination shall be provided by each Group Member (including any beneficial owner on whose behalf the nomination is made), and each such Group Member (including any beneficial owner on whose behalf the nomination is made) shall execute and deliver to the secretary or any assistant secretary of the Company the representations and agreements required under sub-paragraph (c) of this Section 2.2.2 at the time the Notice of Proxy Access Nomination is submitted to the Company. In the event that the Nominator, Nominator Group or any Group Member shall have breached any of their agreements with the Company or any information included in the Nomination Statement or the Notice of Proxy Access Nomination, or any other communications by the Nominator, Nominator Group or any Group Member (including any beneficial owner on whose behalf the nomination is made) with the Company or its stockholders and beneficial owners, ceases to be true and correct in all material respects (or omits a material fact necessary to make the statements made, in light of the circumstances under which they were made and as of such later date, not misleading), each Nominator, Nominator Group or Group Member (including any beneficial owner on whose behalf the nomination is made), as the case may be, shall promptly (and in any event within 48 hours of discovering such breach or that such information has ceased to be true and correct in all material respects (or omits a material fact necessary to make the statements made, in light of the circumstances under which they were made and as of such later date, not misleading)) notify the secretary or any assistant secretary of the Company of any such breach, inaccuracy or omission in such previously provided information and shall provide the information that is required to correct any such defect, if applicable, it being understood that providing any such notification shall not be deemed to cure any defect or limit the Company’s rights to omit a Stockholder Nominee from its proxy materials as provided in this Section 2.2.2.

(f) Stockholder Nominee Requirements.

(i) Within the time period specified in this Section 2.2.2 for delivering the Notice of Proxy Access Nomination, each Stockholder Nominee must deliver to the secretary or any assistant secretary of the Company all of the representations, agreements and other information required with respect to stockholder nominees in a stockholder notice submitted under Section 2.2.1(a)(iii) of these bylaws together with a written representation and agreement, which shall be deemed a part of the Notice of Proxy Access Nomination for purposes of this Section 2.2.2, providing that such person: (1) understands his or her duties as a director under the Delaware General Corporation Law and agrees to act in accordance with those duties while serving as a director; (2) is not and will not become a party to (x) any Voting Commitment that has not been disclosed to the Company or (y) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Company, with such person’s fiduciary duties under applicable law; (3) is not and will not become a party to any Third-Party Monetary Arrangement that has not been disclosed to the Company; (4) if elected as a director of the Company, will comply with all applicable laws and stock exchange listing standards and the Company’s policies, guidelines and principles applicable to directors, including, without limitation, the Company’s Corporate Governance Principles, Code of Ethics, confidentiality, share ownership and trading policies and guidelines, and any other codes, policies and guidelines or any rules, regulations and listing standards, in each case, as applicable to directors; (5) agrees to meet with the Board of Directors or any committee or delegate thereof to discuss matters relating to the nomination of the Stockholder Nominee, including information in the Notice of Proxy Access Nomination and such Stockholder Nominee’s eligibility to serve as a member of the Board of Directors; and (6) will provide facts, statements and other information in all communications with the Company and its stockholders and beneficial owners that are and will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

(ii) At the request of the Company, each Stockholder Nominee must promptly submit (but in no event later than seven days after receipt of the request) to the secretary or any assistant secretary of the Company all completed and signed questionnaires required of directors. The Company may request such additional information as necessary to permit the Board of Directors to determine if each nominee is independent, including for purposes of serving on the committees of the Board of Directors, under the listing standards of each principal securities exchange upon which the Company’s shares are listed, any applicable rules of the Securities and Exchange Commission and any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the Company’s directors and to determine whether the nominee otherwise meets all other publicly disclosed standards applicable to directors.

(iii) In the event that a Stockholder Nominee shall have breached any of their agreements with the Company or any information or communications provided by a Stockholder Nominee to the Company or its stockholders and beneficial owners ceases to be true and correct in any material respect or omits a fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, such nominee shall promptly (and in any event within 48 hours of discovering such breach or that such information has ceased to be true and correct in all material respects (or omits a material fact necessary to make the statements made, in light of the circumstances under which they were made and as of such later date, not misleading)) notify the secretary or any assistant secretary of the Company of any such breach, inaccuracy or omission in such previously provided information and shall provide the information that is required to make such information or communication true and correct, if applicable, it being understood that providing any such notification shall not be deemed to cure any defect or limit the Company’s rights to omit a Stockholder Nominee from its proxy materials as provided in this Section 2.2.2.

(g) In the event any Nominator or Nominator Group (including any beneficial owner on whose behalf the nomination is made) submits a nomination at an annual meeting pursuant to this Section 2.2.2 and such Stockholder Nominee shall have been nominated for election at any of the previous two annual meetings and such Stockholder Nominee shall not have received at least 25% of the votes cast in favor of such nominee’s election or such nominee withdrew from or became ineligible or unavailable for election to the Board of Directors, then such nomination shall be disregarded.

(h) Notwithstanding anything to the contrary contained in this Section 2.2.2, the Company shall not be required to include, pursuant to this Section 2.2.2, a Stockholder Nominee in its proxy materials for any annual meeting, or, if the proxy statement already has been filed, to submit the nomination of a Stockholder Nominee to a vote at the annual meeting, notwithstanding that proxies in respect of such vote may have been received by the Company:

(i) for any meeting for which the secretary or any assistant secretary of the Company receives notice that any stockholder or beneficial owner, as the case may be, intends to nominate one or more persons for election to the Board of Directors pursuant to Section 2.2.1(a)(iii);

(ii) who is not determined by the Board of Directors in its sole discretion to be independent under the listing standards of each principal securities exchange upon which the shares of the Company are listed, any applicable rules of the Securities and Exchange Commission and any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the Company’s directors, including those applicable to a director’s service on any of the committees of the Board of Directors, in each case as determined by the Board of Directors or any committee thereof, in its sole discretion;

(iii) whose election as a member of the Board of Directors would cause the Company to be in violation of these bylaws, the Certificate of Incorporation, the rules and listing standards of the principal securities exchanges upon which the shares of the

Company are listed, or any applicable law, rule or regulation or of any publicly disclosed standards of the Company applicable to directors, in each case, as determined by the Board of Directors or any committee thereof, in its sole discretion;

(iv) who is or has been, within the past three years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, as amended;

(v) who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past ten years;

(vi) who is subject to any order of the type specified in Rule 506(d) of Regulation D under the Securities Act of 1933, as amended;

(vii) if the Stockholder Nominee or Nominator (including any beneficial owner on whose behalf the nomination is made), or, in the case of a Nominator Group, any Group Member (including any beneficial owner on whose behalf the nomination is made) shall have provided information to the Company in connection with such nomination that was untrue in any material respect or omitted to state a material fact necessary in order to make any statement made, in light of the circumstances under which it was made, not misleading, as determined by the Board of Directors or any committee thereof, in its sole discretion;

(viii) if the Nominator (including any beneficial owner on whose behalf the nomination is made), or, in the case of a Nominator Group, any Group Member (including any beneficial owner on whose behalf the nomination is made) has engaged in or is currently engaged in, or has been or is a participant (as defined in Schedule 14A of the Exchange Act) in, a “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the applicable annual meeting other than with respect to such Nominator or Nominator Group’s Stockholder Nominee(s) or a nominee of the Board of Directors; or

(ix) the Nominator or, in the case of a Nominator Group, any Group Member, or applicable Stockholder Nominee otherwise breaches or fails to comply with its representations or obligations pursuant to these bylaws, including, without limitation, this Section 2.2.2.

For the purpose of this sub-paragraph (h), clauses (ii) through (ix) will result in the exclusion from the proxy materials pursuant to this Section 2.2.2 of the specific Stockholder Nominee(s) to whom the ineligibility applies, or, if the proxy statement has already been filed, the ineligibility of the Stockholder Nominee(s) and, in either case, the inability of the Nominator or Nominator Group that nominated any such Stockholder Nominee to substitute another Stockholder Nominee therefor; however, clause (i) will result in the exclusion from the proxy materials pursuant to this Section 2.2.2 of all Stockholder Nominees for the applicable annual meeting, or, if the proxy statement already has been filed, the ineligibility of all Stockholder Nominees.

(i) Notwithstanding anything to the contrary contained in this Section 2.2.2:

(i) the Company may omit from its proxy materials any information, including all or any portion of the Nomination Statement, if the Board of Directors determines that the disclosure of such information would violate any applicable law or regulation or that such information is not true and correct in all material respects or omits to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading; and

(ii) if any Nominator, Nominator Group or Group Member (including any beneficial owner on whose behalf the nomination is made) or Stockholder Nominee has failed to comply with the requirements of this Section 2.2.2, the Board of Directors or the chairman of the meeting may declare the nomination by such Nominator or Nominator Group to be invalid, and such nomination shall be disregarded.

(j) This Section 2.2.2 shall be the exclusive method for stockholders to include nominees for director in the Company’s proxy materials.

2.2.3. Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Company’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected (a) by or at the direction of the Board of Directors or (b) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder who is entitled to vote at the meeting and delivers a written notice to the secretary or assistant secretary setting forth the information required by Section 2.2.1(c)(A) and 2.2.1(c)(C). Nominations by stockholders of persons for election to the Board of Directors may be made at such special meeting of stockholders only if the stockholder’s notice required by the preceding sentence shall be received by the secretary or assistant secretary at the principal executive offices of the Company not earlier than the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

2.2.4. General.

(a) Only persons who are nominated in accordance with the procedures set forth in these bylaws shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in these bylaws. Except as otherwise provided by law, the restated certificate of incorporation or herein, the chairman of the meeting and/or the Board of Directors shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in these bylaws and, if any proposed nomination or business is not in compliance with these bylaws, to declare that such defective proposal or nomination shall be disregarded or that such proposed business shall not be transacted.

Notwithstanding the foregoing provisions of this Section 2.2, if a stockholder (or a qualified representative thereof), Nominator (or a qualified representative thereof) or, in the case of a Nominator Group, the representative designated by the Nominator Group in accordance with Section 2.2.2(c)(iii) does not appear at the annual or special meeting of stockholders of the Company to present a nomination or business, as applicable, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Company. For purposes of this Section 2.2, to be considered a qualified representative of a stockholder, Nominator or the Group Member specified pursuant to Section 2.2.2(c)(iii), a person must be a duly authorized officer, manager or partner of such stockholder, Nominator or Group Member or must be authorized by a writing executed by such stockholder, Nominator or Group Member or an electronic transmission delivered by such stockholder, Nominator or Group Member to act for such stockholder, Nominator or Group Member as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(b) For purposes of these bylaws, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Company with the Securities and Exchange Commission pursuant to Section 13, 14, or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.

(c) For purposes of these bylaws, no adjournment or postponement or notice of adjournment or postponement of any meeting shall be deemed to constitute a new notice of such meeting for purposes of this Section 2.2, and in order for any notification required to be delivered by a stockholder pursuant to this Section 2.2 to be timely, such notification must be delivered within the periods set forth above with respect to the originally scheduled meeting.

(d) Notwithstanding the foregoing provisions of these bylaws, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein; provided, however, that any references in these bylaws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the requirements applicable to nominations or proposals as to any other business made by a stockholder pursuant to these bylaws and compliance with these bylaws shall be the exclusive means for a stockholder to make nominations or submit other business.

2.2.5. No Stockholder Action by Written Consent or Telephone Conference. Any action required or permitted to be taken by the stockholders of the Company must be effected at a duly called annual or special meeting of the stockholders of the Company, and the ability of the stockholders to consent in writing or by telephone to the taking of any action is specifically denied.

ARTICLE III
DIRECTORS

3.1. Number; Qualification; Term of Office. The number of directors constituting the entire Board of Directors shall not be less than 6 nor more than 15, the exact number of directors to be fixed from time to time only by the determination of a majority of the entire Board. The notice of annual meeting of stockholders each year shall include a statement as to the number of directors who will constitute the entire Board of Directors as so determined.

The directors shall be divided into three classes: Class I, Class II and Class III. Such classes shall be as nearly equal in number as possible. The term of office of the initial Class I directors shall expire at the annual meeting of stockholders in 1979; the term of office of the initial Class II directors shall expire at the annual meeting of stockholders in 1980; and the term of office of the initial Class III directors shall expire at the annual meeting of stockholders in 1981; or in each case thereafter when their respective successors are elected and have qualified or upon their earlier death, resignation or removal. At each annual election held after classification and the initial election of directors according to classes, the directors chosen to succeed those whose terms then expire shall be identified as being of the same class as the directors they succeed and shall be elected for a term expiring at the third succeeding annual meeting of stockholders or in each case thereafter when their respective successors are elected and have qualified or upon their earlier death, resignation or removal. If the number of directors is changed, any increase or decrease in directors shall be apportioned among the classes so as to maintain all classes as nearly equal in number as possible and any individual director elected to any class shall hold office for a term which shall coincide with the term of such class.

At each annual meeting of stockholders commencing with the annual meeting scheduled to be held in 2023, subject to the special rights of holders of any series of Preference Stock to elect additional directors, the successors to the directors of the Corporation whose terms then expire shall be elected annually and shall hold office until the next annual meeting of stockholders and until their respective successors shall be duly elected and qualified or until their earlier death, resignation, retirement, disqualification or removal from office. Notwithstanding the foregoing, any director in office at the annual meeting of stockholders held in 2023 whose term expires at the annual meeting scheduled to be held in 2024 or 2025 shall continue to hold office until the end of the term for which such director was elected and until his or her successor shall be elected and qualified, or his or her earlier death, resignation, retirement, disqualification or removal from office, at which point the immediately preceding paragraph shall expire, be repealed automatically and shall no longer be of any effect.

3.2. Election. Except as hereinafter provided for the filling of vacancies and newly created directorships, at each meeting of the stockholders for the election of directors, the directors shall be elected by the vote of the majority of the votes cast with respect to that director’s election at any meeting for the election at which a quorum is present; provided, however, that if the number of nominees exceeds the number of directors to be elected as of the date that is 10 days prior to the date that the Company first mails its notice of meeting for such meeting to the stockholders, or any time thereafter, then the directors shall be elected by the vote of a plurality of the votes cast at any such meeting. For purposes of this Section 3.2 a majority of the votes cast means that the number of votes cast “for” a director must exceed the number of votes cast “against” that director (with “abstentions” and “broker non-votes” not counted as a vote cast either “for” or “against” that director’s election). The Company’s corporate governance principles have established procedures with respect to the resignation of any director who does not receive a majority of the votes cast in an uncontested election.

If the Board of Directors accepts a director’s resignation pursuant to the Company’s corporate governance principles, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board of Directors may fill the resulting vacancy pursuant to the provisions of Section 3.5 of these bylaws.

3.3. Meetings.

3.3.1. Place. Meetings of the Board of Directors shall be held at such place as may be designated by the Board or in the notice of the meeting.

3.3.2. Regular Meetings. Regular meetings of the Board of Directors shall be held at such times as the Board may designate. Notice of regular meetings need not be given.

3.3.3. Special Meetings. Special meetings of the Board of Directors may be called by direction of the Chairman of the Board or President or any two members of the Board on five days’ notice to each director, either personally, by mail or by electronic transmission.

3.3.4. Quorum. A majority of all the directors in office shall constitute a quorum for the transaction of business at any meeting.

3.3.5. Voting. Except as otherwise provided herein, in the restated certificate of incorporation or by law, the vote of a majority of the directors present at any meeting at which a quorum is present shall constitute the act of the Board of Directors.

3.3.6. Committees. The Board of Directors may, by resolution adopted by a majority of the whole Board, designate one or more committees, each committee to consist of one or more directors and such alternate members (also directors) as may be designated by the Board. Unless otherwise provided herein, in the absence or disqualification of any member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another director to act at the meeting in the place of any such absent or disqualified member. Except as otherwise provided herein, in the restated certificate of incorporation or by law, any such committee shall have and may exercise the powers of the full Board of Directors to the extent provided in the resolution of the Board directing the committee, except that no such committee shall be empowered to act on behalf of the Board of Directors to (i) fix the number of directors to constitute the full Board pursuant to Section 3.1 of these bylaws, (ii) approve, adopt or recommend to stockholders any action or matter (other than the election or removal of directors) expressly required by the Delaware General Corporation Law of the State of Delaware to be submitted to stockholders for approval, or (iii) amend these bylaws.

3.4. Removal of Directors. Any director may be removed at any time by the stockholders in accordance with the restated certificate of incorporation and applicable law.

3.5. Newly Created Directorships and Vacancies. Newly created directorships resulting from an increase in the number of directors becoming effective otherwise than at a meeting of stockholders and vacancies occurring in the Board for any reason may be filled by vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Newly created directorships shall be assigned by the Board to one of the classes, if any, described in Section 3.1. The person so elected to fill such directorship shall hold office until the expiration of the term of the class, if any, to which such directorship has been assigned and until such person’s successor shall be duly elected and qualified or until such person’s earlier death, resignation or removal. A director elected to fill a vacancy shall be elected to hold office until the expiration of the term of the class, if any, to which he has been elected and until his successor shall be duly elected and qualified or until his earlier death, resignation or removal.

ARTICLE IV
OFFICERS
4.1. Election. At its first meeting after each annual meeting of the stockholders, the Board of Directors shall elect a chairman of the Board who may, but shall not be required to, be the chief executive officer, one or more presidents, treasurer, secretary and such other officers as it deems advisable.

4.2. Authority, Duties and Compensation. The officers shall have such authority, perform such duties and serve for such compensation as may be determined by resolution of the Board of Directors. The chief executive officer and shall have general supervision over the business and operations of the Company, may perform any act and execute any instrument for the conduct of such business and operations and shall preside at all meetings of the Board and stockholders and the other officers shall have the duties customarily related to their respective offices.

4.3. Tenure and Removal. The officers of the Company shall be elected or appointed to hold office until their respective successors are elected or appointed. All officers shall hold office at the pleasure of the Board of Directors, and any officer elected or appointed by the Board of Directors may be removed at any time by the Board of Directors for cause or without cause at any regular or special meeting.

ARTICLE V
INDEMNIFICATION

5.1. Nature of Indemnity. The Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (a “Proceeding”), whether civil, criminal, administrative, arbitrative, or investigative, or any appeal in such a Proceeding or any inquiry or investigation that could lead to such a Proceeding, by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was or has agreed to become a director or officer of the Company, or is or was serving or has agreed to serve at the request of the Company as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, limited liability company, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her or on his or her behalf in connection with such action, suit or proceeding and any appeal therefrom, provided that he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding had no reasonable cause to believe his or her conduct was unlawful. The indemnification provided in this Article V could involve indemnification for negligence or under theories of strict liability. In the case of an action or suit by or in the right of the Company to procure a judgment in its favor (1) the indemnification of a director or officer shall be limited to expenses (including attorneys’ fees) actually and reasonably incurred by such person in the defense or settlement of such action or suit, and (2) no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper. Notwithstanding the foregoing, but subject to Section 5.5 of these bylaws, the Company shall not be obligated to indemnify a director or officer of the Company in respect of a Proceeding (or part thereof) instituted by such Director or officer, unless such Proceeding (or part thereof) has been authorized by the Board of Directors.

The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

5.2. Successful Defense. To the extent that a present or former director or officer of the Company has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 5.1 of these bylaws or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith.

5.3. Determination that Indemnification is Proper. Any indemnification of a present or former director or officer of the Company under Section 5.1 of these bylaws (unless ordered by a court) shall be made by the Company unless a determination is made that indemnification of the Director or officer is not proper in the circumstances because he or she has not met the applicable standard of conduct set forth in Section 5.1 of these bylaws. Any such determination shall be made (1) by a majority vote of the Directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such Directors, or if such Directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

5.4. Advance Payment of Expenses. The right to indemnification conferred in this Article V shall include the right to be paid or reimbursed by the Company the reasonable expenses incurred by a person of the type entitled to be indemnified under Sections 5.1, 5.2, and 5.3 who was, is, or is threatened to be made a named defendant or respondent in a Proceeding in advance of the final disposition of the Proceeding and without any determination as to the person’s ultimate entitlement to indemnification; provided, however, that the payment of such expenses incurred by any such person in advance of the final disposition of a Proceeding shall be made only upon delivery to the Company of a written affirmation by such person of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification under this Article V and a written undertaking, by or on behalf of such person, to repay all amounts so advanced if it shall ultimately be determined that such person is not entitled to be indemnified under this Article V or otherwise. The Board of Directors may authorize the Company’s counsel to represent such present or former Director or officer in any action, suit or proceeding, whether or not the Company is a party to such action, suit or proceeding.

5.5. Procedure for Indemnification of Directors and Officers. Any indemnification of a director or officer of the Company under Sections 5.1, 5.2, and 5.3 of these bylaws, or advance of costs, charges and expenses to a director or officer under Section 5.4 of these bylaws, shall be made promptly, and in any event within thirty days, upon the written request of such person. If a determination by the Company that the director or officer is entitled to indemnification pursuant to this Article is required, and the Company fails to respond within sixty days to a written request for indemnity, the Company shall be deemed to have approved such request. If the Company denies a written request for indemnity or advancement of expenses, in whole or in part, or if payment in full pursuant to such request is not made within thirty days, the right to indemnification or advances as granted by this Article shall be enforceable by the Director or officer in any court of competent jurisdiction. Such person’s costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be indemnified by the Company. It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of costs, charges and expenses under Section 5.4 of these bylaws where the required undertaking, if any, has been received by or tendered to the Company) that the claimant has not met the standard of conduct set forth in Section 5.1 of these bylaws, but the burden of proving such defense shall be on the Company. Neither the failure of the Company (including its Board of Directors, its independent legal counsel, and its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Section 5.1 of these bylaws, nor the fact that there has been an actual determination by the Company (including its Board of Directors, its independent legal counsel, and its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to such action or create a presumption that the claimant has not met the applicable standard of conduct.

5.6. Survival; Preservation of Other Rights. The foregoing indemnification provisions shall be deemed to be a contract between the Company and each director or officer who serves in any such capacity at any time while these provisions are in effect and any repeal or modification thereof shall not affect any right or obligation then existing with respect to any state of facts then or previously existing or any action, suit or proceeding previously or thereafter brought or threatened based in whole or in part upon any such state of facts. Such a “contract right” may not be modified retroactively without the consent of such director or officer.

The indemnification and the advancement and payment of expenses provided by this Article V shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, common or statutory law, provision of the Certificate of Incorporation, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

5.7. Insurance. The Company shall purchase and maintain insurance, at its expense, to protect the Company and any person who is or was or has agreed to become a director or officer of the Company, or is or was serving at the request of the Company as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic Company, limited liability company, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise against any expense, liability, or loss asserted against him or her or incurred by him or her or on his or her behalf in any such capacity, or arising out of his or her status as such, whether or not the Company would have the power to indemnify him or her against such liability under the provisions of this Article, provided that such insurance is available on acceptable terms, which determination shall be made by a vote of a majority of the entire Board of Directors.

5.8. Severability. If this Article V or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify and hold harmless each director or officer or any other person indemnified pursuant to this Article V as to costs, charges and expenses (including reasonable attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative to the full extent permitted by any applicable portion of this Article V that shall not have been invalidated and to the fullest extent permitted by applicable law.

5.9. Appearance as a Witness. Notwithstanding any other provision of this Article V, the Company shall pay or reimburse expenses incurred by a director or officer in connection with his appearance as a witness or other participation in a Proceeding at a time when he is not a named defendant or respondent in the Proceeding.

5.10. Indemnification of Employees and Agents. The Company, by adoption of a resolution of the Board of Directors, may indemnify and advance expenses to an employee or agent of the Company to the same extent and subject to the same conditions under which it may indemnify and advance expenses to directors and officers under this Article V; and, the Company may indemnify and advance expenses to persons who are not or were not directors, officers, employees or agents of the Company but who are or were serving at the request of the Company as director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, limited liability company, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise against any liability asserted against him or her and incurred by him or her in such a capacity or arising out of his or her status as such a person to the same extent that it may indemnify and advance expenses to directors and officers of the Company under this Article V.

5.11. Certain Defined Terms. For purposes of this Article V, references to the “Company” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, trustees, employees or agents, so that any person who is or was a director, officer, trustee, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article V with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

For purposes of this Article V, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Company” shall include any service as a director, officer, trustee, employee or agent of the Company which imposes duties on, or involves service by, such director, officer, trustee, employee or agent with respect to any employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner not opposed to the best interests of the Company for purposes of this Article V.

ARTICLE VI
TRANSFER OF SHARE CERTIFICATES

Transfers of share certificates and the shares represented thereby shall be made on the books of the Company only by the registered holder or by duly authorized attorney. Transfers shall be made only on surrender of the share certificate or certificates.

ARTICLE VII
AMENDMENTS

Except as may be provided in the Certificate of Incorporation of the Company (or any restatement thereof), these bylaws may be altered or repealed at any annual or special meeting of the stockholders at which a quorum is present or represented, provided notice of the proposed alteration or repeal be contained in the notice of such annual or special meeting, or by the affirmative vote of a majority of the Board of Directors at any regular meeting of the Board or at any special meeting of the Board if notice of the proposed alteration or repeal be contained in the notice of such special meeting; provided, however, that no change of the time or place of the meeting for the election of directors shall be made within 60 days next before the day on which such meeting is to be held, and that in case of any change of such time or place, notice thereof shall be given to each stockholder in person or by letter mailed to his last known post office address at least twenty days before the meeting is held.
24